Terms of the
               Series B Adjustable Rate Cumulative Preferred Securities

                               DATED AS OF June 1, 1994

                        WRITTEN ACTION OF THE MANAGING MEMBERS
                           PURSUANT TO SECTION 3.02 OF THE
                    LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                       The undersigned, constituting all of the Managing
             Members of ConAgra Capital, L.C., an Iowa limited liability company (the "Company"), pursuant to Section 3.02 of the Limited Liability Company Operating Agreement (the "Operating Agreement") dated as of March 11, 1994 by and among the Managing Members, do hereby authorize the issue of, and establish the relative rights, powers and duties of, a series of Series Preferred Membership Interests (as defined in the Operating Agreement), as follows:

                       1.   Definitions.  All terms defined in the
             Operating Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. The following additional terms have the respective meanings specified below:

                       "Applicable Price" means as of any date of
             determination and with respect to any Series B Preferred Security, the stated liquidation preference of such Series B Preferred Security, plus accumulated and unpaid dividends (whether or not declared) to the date of such determination.

                       "Business Day" means any day other than a day on
             which banking institutions in The City of New York are authorized or required by law to close.

                       "Debentures" means all debentures issued and
             outstanding under the Subordinated Indenture.

                       "DTC" means The Depository Trust Company, as
             depositary for the Series B Preferred Securities (as defined below).

                       "Expense Agreement" means the Agreement as to
             Expenses and Liabilities dated as of April 20, 1994 between ConAgra and the Company.

                       "Guarantee" means the Payment and Guarantee
             Agreement dated as of April 20, 1994, executed and delivered by ConAgra for the benefit of the holders from time to time of the Series B Preferred Securities and other Preferred Interests of the Company.














                       "Series B Debentures" means the $175,000,000
             aggregate principal amount of ConAgra's Series B Debentures issued pursuant to the Subordinated Indenture.

                       "Subordinated Indenture" means the Indenture dated
             as of March 10, 1994 as supplemented by the First Supplemental Indenture dated April 20, 1994, the Second Supplemental Indenture dated April 20, 1994, the Third Supplemental Indenture dated June 1, 1994 and the Fourth Supplemental Indenture dated June 1, 1994, between ConAgra and First Trust National Association, as trustee.

                       "Underwriting Agreement" means the Underwriting
             Agreement dated as of June 1, 1994, among ConAgra, the Company, and Smith Barney Inc. as representative of the several underwriters named therein.

                  2.   Designation.  7,000,000 Series Preferred
             Membership Interests with a liquidation preference of $25 per interest are hereby authorized and designated as "Series B Adjustable Rate Cumulative Preferred Securities"
             (hereinafter called the "Series B Preferred Securities").

                  3. Voting. Except as otherwise provided in the Act, the Operating Agreement (including, without limitation, Section 3.02(e) thereof) or this Written Action, Preferred Members holding the Series B Preferred Securities shall have, with respect to such Series B Preferred Securities, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

                  4.   Periodic Distributions.  (a) Periodic
             distributions (herein referred to as "dividends") on the Series B Preferred Securities shall be cumulative.
             Dividends shall accrue from June 8, 1994 and shall be payable monthly in arrears on the last day of each calendar month of each year, commencing on June 30, 1994.

                       (b) The dividend rate for dividends payable on the Series B Preferred Securities from and including June 8, 1994, to and including August 31, 1994 will be 7.06% per annum. The dividend rate for each monthly dividend period thereafter will be the rate per annum equal to the Applicable Rate (as defined below) in effect for the Quarterly Period (as defined below) in which such dividend period occurs.

                  Except as provided below in this paragraph, the
             "Applicable Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Company determines in good faith that for any reason:

                       (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described below in this paragraph, the
             "Treasury Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the dividend rate on the Series B Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such

             Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  Except as described below in this paragraph, the "Ten
             Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the dividend rate on the Series B Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum

             Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  Except as described below in this paragraph, the
             "Thirty Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the dividend rate on the Series B Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  The Treasury Bill Rate, the Ten Year Constant Maturity
             Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The Applicable Rate with respect to each Quarterly
             Period will be calculated as promptly as practicable by the Company according to the appropriate method described above. The Company will cause each Applicable Rate to be published in a newspaper of general circulation in New York City or to be communicated by a comparable method (as determined in good faith by the Company) before the commencement of the Quarterly Period to which it applies.

                  As used above, the term "Calendar Period" means a
             period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February 29), May 31, August 31 and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  The amount of dividends payable for any full monthly
             dividend period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly dividend period, shall be computed on the basis of the actual number of days elapsed in such period. The Company shall only pay dividends to the extent it has funds legally available to make such payments.

                       (c)  Dividends on the Series B Preferred
             Securities shall be declared by the Managing Members to the extent that the Managing Members reasonably anticipate that at the time of payment the Company will have, and must be paid by the Company to the extent that at the time of proposed payment it has, (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments.

                       (d) Dividends declared on the Series B Preferred Securities shall be payable to the record holders thereof as they appear on the register for the Series B Preferred Securities maintained by or on behalf of the Company on the relevant record date, which shall be one Business Day prior to the relevant payment date. Subject to any applicable laws and regulations, each such payment shall be made through the facilities of DTC. If any date on which dividends are payable on the Series B Preferred Securities is not a Business Day, then the payment of the dividend payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding

             Business Day, in each case with the same force and effect as if made on such date.

                       (e)  Except as described in the Operating
             Agreement and in this Written Action, the Series B Preferred Securities shall have no other right to participate in the profits of the Company.

                       (f) If dividends have not been paid in full on the Series B Preferred Securities, the Company shall not:

                         (i) pay, or declare and set aside for payment, any dividends on the Preferred Interests of any other series or any other preferred interests of the Company ranking pari passu with the Series B Preferred Securities as regards participation in profits of the Company ("Dividend Parity Securities"), unless the amount of any dividends declared on any Dividend Parity Securities is paid on Dividend Parity Securities and the Series B Preferred Securities on a pro rata basis on the date such dividends are paid on such Dividend Parity Securities, so that

                            (x) (A)  the aggregate amount paid as
                       dividends on the Series B Preferred Securities bears to (B) the aggregate amount paid as dividends on Dividend Parity Securities the same ratio as

                            (y) (A)  the aggregate of all accumulated
                       arrears of unpaid dividends on the Series B
                       Preferred Securities bears to (B) the aggregate of all accumulated arrears of unpaid dividends on Dividend Parity Securities;

                        (ii) pay, or declare and set aside for payment, any dividends on any interests in the Company ranking junior to the Series B Preferred Securities as to dividends ("Dividend Junior Securities"); or

                       (iii) redeem, purchase or otherwise acquire any Dividend Parity Securities or Dividend Junior
                  Securities;

             until, in each case, such time as all accumulated arrears of unpaid dividends on the Series B Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such redemption, purchase or other acquisition. For purposes of the foregoing, so long as the Preferred Interests of any series are represented by one or more global certificates, dividends on such series of Preferred Interests shall have been paid in full with respect to any dividend payment date for such series when the amount of dividends payable on such date has been paid to DTC.

                  5. Ranking; Liquidation. (a) The Series B Preferred Securities shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank (i) pari passu with all other series of Preferred Interests issued by the Company and (ii) prior to any other interests of the Company, including the Common Interests. So long as any Series B Preferred Securities remain outstanding, the Company shall not issue any interests ranking, as to participation in the profits or assets of the Company, senior to the Series B Preferred Securities.

                       (b)  In the event of the liquidation of the
             Company, holders of Series B Preferred Securities shall be entitled to receive for each Series B Preferred Security a liquidation preference of $25 plus accumulated and unpaid dividends (whether or not declared) to the date of payment. Prior to June 30, 1999, payment of such liquidation preference shall be made by distributing to each holder of Series B Preferred Securities one or more Series B Debentures having an aggregate principal amount and accrued and unpaid interest equal to such liquidation preference. Such Series B Debentures shall have the terms specified in
             Section 7(b) for exchanges of Series B Debentures for Series B Preferred Securities.

                  6. Redemption. (a) The Series B Preferred Securities shall be redeemable at the option of the Company and subject to the prior consent of ConAgra, in whole or in part from time to time, on or after June 30, 1999, upon not less than 30 nor more than 60 days' notice, at the Applicable Price (with the date of any such redemption being a "Redemption Date"). If a partial redemption would result in a delisting of the Series B Preferred Securities from the New York Stock Exchange, the Company may only redeem the Series B Preferred Securities in whole.

                       (b) ConAgra shall have the right at any time to
             cause ConAgra Capital, upon not less than 30 nor more than 60 days' notice, to redeem the Series B Preferred Securities at the Applicable Price if ConAgra and ConAgra Capital have been advised by independent nationally recognized legal counsel that, as a result of any change in U.S. law as described in Section 7(a) hereof, there exists more than an insubstantial risk that ConAgra would be precluded from deducting the interest on the Series B Debentures for federal income tax purposes even if the Series B Preferred Securities were exchanged for the Series B Debentures as described in Section 7(a) hereof.

                       (c) The Series B Preferred Securities shall be
             subject to mandatory redemption at the Applicable Price with the proceeds from the repayment by ConAgra when due or prepayment by ConAgra of the Series B Debentures, subject to the provisions in Section 4(f)(iii) hereof. Notwithstanding the foregoing, the Series B Preferred Securities will not be subject to mandatory redemption when the Series B Debentures relating to the Series B Preferred Securities are due if ConAgra elects to exchange such Series B Debentures for new debentures or to repay such Debentures and reborrow the proceeds from such repayment nor will such Series B Preferred Securities be subject to mandatory redemption if such Series B Debentures are optionally prepaid and ConAgra elects to reborrow the proceeds from such prepayment; provided that ConAgra may not so elect to exchange any such Series B Debentures or to reborrow the proceeds from any repayment or prepayment of such Series B Debentures, unless at the time of each such exchange or reborrowing the Company owns all of such Series B Debentures and, as determined in the judgment of the Managing Members and the Company's financial advisor (selected by the Managing Members and who shall be unaffiliated with ConAgra and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time new debentures are to be issued in connection with such exchange or reborrowing), (a) ConAgra is not bankrupt, insolvent or in liquidation, (b) no event of default or event which with the giving of notice or the passage of time would constitute an event of default on any debenture pertaining to Preferred Securities of any series has occurred and is continuing, (c) ConAgra has made timely payments on the repaid Series B Debentures for the immediately preceding 18 months, (d) the Company is not in arrears on payments of dividends on the Series B Preferred Securities, (e) there is then no present reason to believe ConAgra will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Preferred Securities of such series, (h) such new debentures are being issued for a term that is consistent with market circumstances and ConAgra's financial condition,
             (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of ConAgra is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating ConAgra's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the

             Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act) and any subordinated unsecured long-term debt of ConAgra or, if there is no such debt then outstanding, the Series B Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the first issuance of the Series B Preferred Securities.

                       (d) The Company may not redeem any Preferred Interests of any series unless all accumulated arrearages of unpaid dividends have been paid on all Series B Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

                       (e) If the Company gives a notice of redemption in respect of the Series B Preferred Securities, then, by 12:00 noon, New York time, on the applicable Redemption Date, the Company will irrevocably deposit with DTC funds sufficient to pay the Applicable Price and will give DTC irrevocable instructions and authority to pay the Applicable Price to the holders thereof. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of the Series B Preferred Securities so called for redemption will cease, except the right of the holders of such Series B Preferred Securities to receive the Applicable Price, but without interest, and such interests will cease to be outstanding. If any date on which any payment in respect of the redemption of Series B Preferred Securities is not a Business Day, then payment of the Applicable Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. If payment of the Applicable Price in respect of the Series B Preferred Securities is improperly withheld or refused and not paid either by the Company or by ConAgra pursuant to the Guarantee, dividends on such Series B Preferred Securities will continue to accrue, at the applicable rate from time to time, from the Redemption Date originally established by the Company for such interests to the date such Applicable Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Applicable Price.

                       (f) Subject to the foregoing and applicable law (including, without limitation, U.S. federal securities laws) ConAgra or its subsidiaries may at any time and from time to time purchase outstanding Series B Preferred Securities by tender, in the open market or by private agreement.

                  7. Exchange. (a) ConAgra may cause the Company, upon not less than 30 nor more than 60 days' notice, to exchange the Series B Preferred Securities for Series B Debentures having an aggregate principal amount and accrued and unpaid interest equal to the Applicable Price and an adjustable interest rate thereon equal to the adjustable dividend rate on the Series B Preferred Securities if ConAgra and the Company have been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in U.S. law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that (i) ConAgra will be precluded from deducting the interest on the Series B Debentures for federal income tax purposes or (ii) the Company is subject to federal income tax with respect to the interest received on the Series B Debentures.

                       (b) Upon exchange of the Series B Preferred
             Securities for Series B Debentures, (i) the Series B Debentures shall no longer be subject to mandatory prepayment upon the dissolution, winding up or liquidation of the Company, (ii) the Series B Debentures shall not be subject to an election by ConAgra to exchange the Series B Debentures for new debentures or to repay the Series B Debentures and reborrow the proceeds from such repayment,
             (iii) ConAgra shall use its best efforts to have the Series B Debentures listed on the same exchange on which the Series B Preferred Securities are listed, (iv) the Subordinated Indenture or Series B Debentures may, thereafter, be modified or amended only with the consent of the holders of not less than 66 2/3% in principal amount of the Debentures at the time outstanding (excluding any such Debentures held by ConAgra or an affiliate of ConAgra), provided, however, that no such modification or amendment may, without the consent of the holder of each Series B Debenture affected thereby, (a) extend the stated maturity of the principal of any Series B Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Series B Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification, (v) ConAgra's obligation to pay Additional

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             Interest (as defined in the Series B Debentures), other than
             Additional Interest, if any, accrued and unpaid to such date of exchange, shall cease and (vi) the provisions relating to Events of Default contained in Section 5.1 of the Subordinated Indenture (as in effect on the date hereof) rather than those contained in the Series B Debentures shall apply.

                       (c)  After the date fixed for any such exchange,
             (i) the Series B Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series B Preferred Securities, will exchange the global certificate or certificates representing the Series B Preferred Securities for a registered global certificate or certificates representing the Series B Debentures to be delivered upon such exchange and (iii) any certificates representing Series B Preferred Securities not held by DTC or its nominee will be deemed to represent Series B Debentures having a principal amount equal to the stated liquidation preference of such Series B Preferred Securities until such certificates are presented to the Company or its agent for exchange.

                  8.   No Sinking Fund.  The Series B Preferred
             Securities shall not be subject to the operation of a retirement or sinking fund.

                  9. Appointment of Trustee in Certain Circumstances. The provisions of Section 3.02(f) of the Operating Agreement shall apply to the Series B Preferred Securities and the holders of the Series B Preferred Securities shall have the right to vote for the appointment of a trustee as provided therein.

                  10. Meetings. (a) Any required approval of holders of Series B Preferred Securities may be given at a separate meeting of such holders convened for such purpose or at a meeting of interestholders of the Company or pursuant to written consent. The Company shall cause a notice of any meeting at which holders of the Series B Preferred Securities are entitled to vote, or of any matter upon which action may be taken by written consent of such holders, to be mailed to each holder of record of the Series B Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.




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                       (b)  Notwithstanding that holders of Series B
             Preferred Securities are entitled to vote or consent under any of the circumstances described herein, in the Articles of Organization or in the Operating Agreement, any of the Preferred Interests of any series that are owned by ConAgra or any entity owned more than 50% by ConAgra, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

                  11. Book-Entry-Only Issuance; The Depository Trust Company. (a) DTC, New York, New York, will act as securities depository for the Series B Preferred Securities. The Series B Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee).

                       (b) Redemption notices shall be sent to Cede & Co. If less then all of the Series B Preferred Securities are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                       (c) DTC may discontinue providing its services as securities depository with respect to the Series B Preferred Securities by giving reasonable notice to the Company as provided in the agreement between the Company and DTC.
             Under such circumstances, if a successor securities depository is not obtained, the Company at its expense shall cause certificates for Series B Preferred Securities to be printed and delivered as promptly as practicable.

                  12. Guarantee of Liabilities. It shall be a condition precedent to the issuance of the Series B Preferred
             Securities that ConAgra has executed the Guarantee and the Expense Agreement.

                  13. Registrar and Transfer Agent. The Company hereby appoints Chemical Bank as its initial registrar and transfer agent for the Series B Preferred Securities.

                  14. Governing Law. This Written Action shall be governed by and construed in accordance with the laws of the State of Iowa without giving effect to the principles of conflict of laws thereof.










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                       IN WITNESS WHEREOF, the undersigned Managing
             Members of the Company have hereto set their hands as of the day and year first above written.

                                           CP NEBRASKA, INC.



                                           By:  /s/ James P. O'Donnell
                                              Name:  James P. O'Donnell
                                              Title: Vice President,
                                                     Finance and
                                                     Treasurer



                                           HW NEBRASKA, INC.



                                           By:  /s/ James P. O'Donnell
                                              Name:  James P. O'Donnell
                                              Title: Vice President,
                                                     Finance and
                                                     Treasurer





























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